athenahealth, Inc. Reports Second Quarter Fiscal Year 2016 Results

Company Reaffirms Fiscal Year 2016 Guidance; Management Points to At or Above Mid-Point of Guidance on Key Performance Metrics

Q2 2016 Financial Results

•	17% Revenue Growth Over Second Quarter of 2015

•	GAAP Operating Loss of $1.3 million

•	Non-GAAP Adjusted Operating Income of $24.1 million

•	GAAP Net Loss of $1.9 million, or loss of $0.05 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $13.5 million, or $0.34 Per Diluted Share

At Yearend, Ed Park to Step Down from Nearly 20 Year Service at athenahealth; Expected to be Elected to the Board of Directors

WATERTOWN, MA – July 21, 2016 - athenahealth, Inc. (NASDAQ: ATHN) (“athenahealth” or “we”), a leading provider of network-enabled services and mobile applications for healthcare providers nationwide, today announced financial and operational results for the second quarter of fiscal year 2016. The company also announced that chief operating officer Ed Park will begin a yearend transition from his current role and is expected to thereafter be elected to the board of directors.
The company will hold a conference call tomorrow, Friday, July 22, 2016, at 8:00 a.m. Eastern Time to discuss earnings results, leadership changes, and management’s outlook for future financial and operational performance.
“Healthcare is broken; we’ve all experienced it at some level and athenahealth is committed to unbreaking it with the power of our network and through our steadfast commitment to our mission and to delivering results for our clients,” said Jonathan Bush, chairman and chief executive officer, athenahealth. “As the athenahealth network continues to grow - today, connecting over 80,000 providers, 81 million unique patient records, and 5 billion annual data transactions - and with the advent of connected health gaining traction, we are better positioned than ever to drive connectedness, innovation, and to free providers from complexity nationwide. Through our continuously evolving services and highly competent and impassioned team, we are on the right path to developing a unique public resource: the healthcare internet.”
Q2 2016 and Year-to-Date 2016 Financial Results

•	Total revenue for the three months ended June 30, 2016, was $261.9 million, compared to $224.7 million in the same period last year, an increase of 17%.

•	Total revenue for the six months ended June 30, 2016, was $518.1 million, compared to $431.1 million in the same period last year, an increase of 20%.

•
Grew net new active physicians on athenaCollector® (1,528 physicians added), athenaClinicals® (1,180 physicians added), and athenaCommunicator® (1,489 physicians added) for the three months ended June 30, 2016, compared to athenaCollector (2,114 physicians added), athenaClinicals (1,127 physicians added), and athenaCommunicator (1,670 physicians added) in the same period last year.

•
Grew net new active providers on athenaCollector (2,215 providers added), athenaClinicals (1,632 providers added), and athenaCommunicator (1,967 providers added) for the three months ended June 30, 2016, compared to athenaCollector (2,882 providers added), athenaClinicals (1,475 providers added), and athenaCommunicator (2,132 providers added) in the same period last year.

“We delivered another solid quarter and continue to track well against our annual growth and innovation goals for 2016,” said Karl Stubelis, chief financial officer, athenahealth. “Year-to-date, we added nearly 5,000 providers to our network, grew consolidated revenue by 20%, and expanded our hospital contracted base to nearly 80 hospitals. We remain confident we can execute against our 2016 goals and based on our year-to-date performance, we expect to be at or above the mid-point of our fiscal year 2016 guidance ranges for each of our key performance measures.”

•	For the three months ended June 30, 2016, Non-GAAP Adjusted Gross Margin was 62.8%, compared to 63.3% in the same period last year.

•
For the three months ended June 30, 2016, GAAP Operating Loss was $1.3 million, or 0.5% of total revenue, compared to GAAP Operating Loss of $2.2 million, or 1.0% of total revenue, in the same period last year.

•
For the three months ended June 30, 2016, Non-GAAP Adjusted Operating Income was $24.1 million, or 9.2% of total revenue, compared to $22.2 million, or 9.9% of total revenue, in the same period last year.

•
For the three months ended June 30, 2016, GAAP Net Loss was $1.9 million, or loss of $0.05 per diluted share, compared to GAAP Net Income of $9.3 million, or $0.24 per diluted share, in the same period last year.

•
For the three months ended June 30, 2016, Non-GAAP Adjusted Net Income was $13.5 million, or $0.34 per diluted share, compared to $12.4 million, or $0.32 per diluted share, in the same period last year.

We communicated our fiscal year 2016 guidance on December 10, 2015 at our 8th Annual Investor Summit. Our fiscal year 2016 guidance is summarized in the following table:

For the Fiscal Year Ending December 31, 2016
Forward-Looking Guidance[1]
GAAP Total Revenue	$1,085 - $1,115 million
Non-GAAP Adjusted Gross Margin	63.5% - 64.5%
Non-GAAP Adjusted Operating Income	$120 - $135 million
Non-GAAP Adjusted Net Income per Diluted Share	$1.65 - $1.85
Non-GAAP Tax Rate	40%

We are not making any changes to the fiscal year 2016 guidance we communicated on December 10, 2015 at our 8th Annual Investor Summit. However, based on our year-to-date performance that was in line with our internal financial goals and our current expectations for the second half of 2016, we are providing additional insight into our fiscal year 2016 guidance as follows:

•	We expect GAAP Total Revenue to be at or above the mid-point of the $1,085 million to $1,115 million guidance range.

•	We expect Non-GAAP Adjusted Gross Margin to be at or above the mid-point of the 63.5% to 64.5% guidance range.

•	We expect Non-GAAP Adjusted Operating Income to be at or above the mid-point of the $120 million to $135 million guidance range.

•	Finally, we expect Non-GAAP Adjusted Net Income per Diluted Share to be at or above the mid-point of the $1.65 to $1.85 guidance range.
1 We release annual guidance once per year at our annual investor summit. Recently, the U.S. Securities and Exchange Commission staff issued updates to its Compliance and Disclosure Interpretations regarding the use of non-GAAP financial measures. However, we believe that revising this table mid-year during 2016 to present the GAAP equivalent may confuse the investment community. As a result, we plan to present both the non-GAAP financial measure and the applicable GAAP financial measure in this table beginning with the release of our fiscal year 2017 guidance.
Leadership Changes
Bush commented on the changing role of Ed Park: “Ed has been a partner, friend, and visionary on athenahealth’s journey to make healthcare work as it should. While we’ll miss him greatly as a day-to-day leader, we thank him for his years of contributions and know he will serve as a strong collaborator and guide following his election to the board.”
Upon Ed’s anticipated transition to the board of directors, Kyle Armbrester, senior vice president and chief product officer, will take on responsibility for direction and delivery of core services. To ensure this transition is fully supported, Kyle will report into Ed effective immediately. Kyle will continue to lead direction and delivery of the inpatient division. Additional shifting management roles and responsibilities will be discussed on the company’s earnings call.
Park commented, “The pride I feel for the talented team at athenahealth, from the early days through today is unbridled. I have utmost confidence that athenahealth has never been better positioned to unbreak healthcare. The team is on track to create a defining company enabling a world where healthcare works as it should, and I look forward to helping guide that continued effort as an active board member.”
Use of Non-GAAP Financial Measures
In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at www.athenahealth.com.

Conference Call Information
To participate in our live conference call and webcast, please dial 877-853-5645 (or 408-940-3868 for international calls) using conference code no. 35279580, or visit the Investors section of our website at www.athenahealth.com. A replay will be available for one week following the conference call at 855-859-2056 (and 404-537-3406 for international calls) using conference code no. 35279580. A webcast replay will also be archived on our website.
About athenahealth, Inc.
athenahealth is a leading provider of network-enabled services for electronic health records (EHR), revenue cycle management and medical billing, patient engagement, care coordination, and population health management, as well as Epocrates and other point-of-care mobile apps. We connect care and drive meaningful, measurable results for more than 80,000 healthcare providers nationwide. For a view of network effect in action by exploring data as it flows across athenahealth’s nationwide network, please visit https://insight.athenahealth.com/interactive-a-look-at-interoperability. For more information, please visit www.athenahealth.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding management’s expectations for future financial and operational performance and operating expenditures, expected growth, and business outlook, including fiscal 2016 guidance; statements regarding our ability to execute against our 2016 goals; statements regarding our innovations, our building a fully connected and full coordinated network and our ability to unbreak healthcare; statements regarding management transitions; and statements found under our “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures for Fiscal Year 2016 Guidance” sections of this release. Forward-looking statements may be identified with words such as “will,” “may,” “expect,” “plan,” “anticipate,” “upcoming,” “believe,” “estimate” or similar terminology, and the negative of these terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. These risks and uncertainties include: our highly competitive industry and our ability to compete effectively and remain innovative; the development of the market for cloud-based healthcare information technology services; changes in the healthcare industry and their impact on the demand for our services; our ability to effectively manage our growth; our ability to protect our intellectual property; current and future litigation, including for intellectual property infringement; our dependence on third-party providers; risks and costs associated with our worldwide operations; our ability to attract and retain highly skilled employees; our ability to successfully implement our management transition plans; our fluctuating operating results; our ability to retain our clients and maintain client revenue; our tax liability; our variable sales and implementation cycles; the timing at which we recognize certain revenue and our ability to evaluate our prospects; defects and errors in our software or services, or interruptions or damages to our systems or those of third parties on which we rely; a data security breach; limitations on our use of data; the effect of payer and provider conduct; the failure of our services to provide accurate and timely information; increasing government regulation and the costs and challenges of compliance; the potential for illegal behavior by employees or subcontractors; and the price volatility of our common stock. Forward-looking statements speak only as of the date hereof and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.athenahealth.com and on the SEC’s website at www.sec.gov.

Contact Info:
Dana Quattrochi
athenahealth, Inc. (Investors)
investorrelations@athenahealth.com
(617) 402-1329

Holly Spring
athenahealth, Inc. (Media)
media@athenahealth.com
(617) 402-1631

athenahealth, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share amounts)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$134,297	$141,927
Accounts receivable, net	139,829	148,157
Prepaid expenses and other current assets	33,098	30,176
Total current assets	307,224	320,260
Property and equipment, net	327,912	321,524
Capitalized software costs, net	123,495	107,517
Purchased intangible assets, net	116,119	126,239
Goodwill	229,935	229,157
Investments and other assets	15,080	13,965
Total assets	$1,119,765	$1,118,662
Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$4,086	$10,768
Accrued compensation	82,795	88,122
Accrued expenses	50,118	51,452
Long-term debt	14,523	10,762
Deferred revenue	31,859	32,593
Total current liabilities	183,381	193,697
Deferred rent, net of current portion	31,361	31,118
Long-term debt, net of current portion	280,088	287,353
Deferred revenue, net of current portion	52,542	55,946
Long-term deferred tax liability, net	1,659	1,254
Other long-term liabilities	5,166	5,988
Total liabilities	554,197	575,356
Stockholders’ equity:
Preferred stock, $0.01 par value: 5,000 shares authorized; no shares issued and outstanding at June 30, 2016 and December 31, 2015	—	—
Common stock, $0.01 par value: 125,000 shares authorized; 40,590 shares issued and 39,312 shares outstanding at June 30, 2016; 40,209 shares issued and 38,931 shares outstanding at December 31, 2015	406	403
Additional paid-in capital	547,470	522,443
Treasury stock, at cost, 1,278 shares	(1,200)	(1,200)
Accumulated other comprehensive loss	(868)	(848)
Retained earnings	19,760	22,508
Total stockholders’ equity	565,568	543,306
Total liabilities and stockholders’ equity	$1,119,765	$1,118,662

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Business services	$254,087	$215,403	$501,616	$413,166
Implementation and other	7,852	9,291	16,472	17,962
Total revenue	261,939	224,694	518,088	431,128
Expense:
Direct operating	103,891	89,899	209,280	174,456
Selling and marketing	65,906	54,413	123,496	107,778
Research and development	23,612	24,387	48,759	48,115
General and administrative	41,262	36,103	82,187	72,315
Depreciation and amortization	28,534	22,101	55,308	42,453
Total expense	263,205	226,903	519,030	445,117
Operating loss	(1,266)	(2,209)	(942)	(13,989)
Other (expense) income:
Interest expense	(1,538)	(1,513)	(3,468)	(2,572)
Other income	5	21,081	47	21,125
Total other (expense) income	(1,533)	19,568	(3,421)	18,553
(Loss) income before income tax benefit (provision)	(2,799)	17,359	(4,363)	4,564
Income tax benefit (provision)	884	(8,010)	1,615	(4,047)
Net (loss) income	$(1,915)	$9,349	$(2,748)	$517
Net (loss) income per share – Basic	$(0.05)	$0.24	$(0.07)	$0.01
Net (loss) income per share – Diluted	$(0.05)	$0.24	$(0.07)	$0.01
Weighted average shares used in computing net (loss) income per share:
Basic	39,271	38,574	39,153	38,427
Diluted	39,271	39,340	39,153	39,338

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(2,748)	$517
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	66,451	54,726
Excess tax benefit from stock-based awards	—	(1,042)
Deferred income tax	(1,970)	3,553
Stock-based compensation expense	33,545	32,963
Gain on sale of marketable securities	—	(21,071)
Other reconciling adjustments	(28)	84
Changes in operating assets and liabilities:
Accounts receivable, net	8,328	(4,423)
Prepaid expenses and other current assets	(2,867)	(7,287)
Other long-term assets	(1,335)	(858)
Accounts payable	(5,967)	2,561
Accrued expenses and other long-term liabilities	1,238	7,152
Accrued compensation	(9,175)	(5,371)
Deferred revenue	(4,139)	7,094
Deferred rent	662	5,982
Net cash provided by operating activities	81,995	74,580
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software costs	(42,849)	(58,730)
Purchases of property and equipment	(33,969)	(41,993)
Payments on acquisitions, net of cash acquired	(1,700)	(39,890)
Proceeds from sales of marketable securities	—	18,584
Other investing activities	213	(2,550)
Net cash used in investing activities	(78,305)	(124,579)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under stock plans and warrants	9,194	8,559
Taxes paid related to net share settlement of stock awards	(16,549)	(18,718)
Excess tax benefit from stock-based awards	—	1,042
Proceeds from line of credit	—	60,000
Payments on line of credit	—	(95,000)
Proceeds from long-term debt	—	300,000
Payments on long-term debt	(3,750)	(173,750)
Debt issuance costs	—	(987)
Other financing activities	(47)	—
Net cash (used in) provided by financing activities	(11,152)	81,146
Effect of exchange rate changes on cash and cash equivalents	(168)	(67)
Net decrease in cash and cash equivalents	(7,630)	31,080
Cash and cash equivalents at beginning of period	141,927	73,787
Cash and cash equivalents at end of period	$134,297	$104,867

athenahealth, Inc.
STOCK-BASED COMPENSATION
(Unaudited, in thousands)

Set forth below is a breakout of stock-based compensation impacting the Condensed Consolidated Statements of Income for the three and six months ended June 30, 2016, and 2015:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Stock-based compensation charged to Condensed Consolidated Statements of Income:
Direct operating	$4,446	$3,603	$9,289	$7,299
Selling and marketing	5,140	4,631	9,192	9,583
Research and development	3,555	2,296	6,212	4,543
General and administrative	5,238	6,559	8,852	11,538
Total stock-based compensation expense	18,379	17,089	33,545	32,963
Amortization of capitalized stock-based compensation related to software development (1)	1,334	835	2,530	1,768
Total	$19,713	$17,924	$36,075	$34,731

(1)
In addition, for the three months ended June 30, 2016, and 2015, $0.9 million and $1.7 million, respectively, of stock-based compensation was capitalized in the line item Capitalized software costs, net in the Condensed Consolidated Balance Sheets for which $1.3 million and $0.8 million, respectively, of amortization was included in the line item Depreciation and amortization in the Condensed Consolidated Statements of Income. For the six months ended June 30, 2016, and 2015, $1.2 million and $3.6 million, respectively, of stock-based compensation was capitalized in the line item Capitalized software costs, net in the Condensed Consolidated Balance Sheets for which $2.5 million and $1.8 million, respectively, of amortization was included in the line item Depreciation and amortization in the Condensed Consolidated Statements of Income.

athenahealth, Inc.
AMORTIZATION OF PURCHASED INTANGIBLE ASSETS
(Unaudited, in thousands)

Set forth below is a breakout of amortization of purchased intangible assets impacting the Condensed Consolidated Statements of Income for the three and six months ended June 30, 2016, and 2015:

	Three Months Ended June 30,		Six Months Ended June 30,
Amortization of purchased intangible assets allocated to:	2016	2015	2016	2015
Direct operating	$1,782	$3,726	$5,072	$7,515
Selling and marketing	2,913	2,462	5,825	4,746
Total amortization of purchased intangible assets	$4,695	$6,188	$10,897	$12,261

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES
(Unaudited, in thousands, except per share amounts)
The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”
While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.
Please note that these figures may not sum exactly due to rounding.
Non-GAAP Adjusted Gross Margin
Set forth below is a presentation of our “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin,” which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Total revenue	$261,939	$224,694	$518,088	$431,128
Direct operating expense	103,891	89,899	209,280	174,456

Total revenue less direct operating expense	158,048	134,795	308,808	256,672
Add: Stock-based compensation allocated to direct operating expense	4,446	3,603	9,289	7,299
Add: Amortization of purchased intangible assets allocated to direct operating expense	1,782	3,726	5,072	7,515
Add: Exit costs, including restructuring costs allocated to direct operating expense	264	—	264	—

Non-GAAP Adjusted Gross Profit	$164,540	$142,124	$323,433	$271,486

Non-GAAP Adjusted Gross Margin	62.8%	63.3%	62.4%	63.0%

Non-GAAP Adjusted Operating Income
Set forth below is a reconciliation of our “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin,” which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Total revenue	$261,939	$224,694	$518,088	$431,128

GAAP net (loss) income	(1,915)	9,349	(2,748)	517
Add: Benefit from income taxes	(884)	8,010	(1,615)	4,047
Add: Total other expense	1,533	(19,568)	3,421	(18,553)
GAAP operating loss	$(1,266)	$(2,209)	$(942)	$(13,989)

GAAP operating loss margin	(0.5)%	(1.0)%	(0.2)%	(3.2)%

Add: Stock-based compensation expense	18,379	17,089	33,545	32,963
Add: Amortization of capitalized stock-based compensation related to software development	1,334	835	2,530	1,768
Add: Amortization of purchased intangible assets	4,695	6,188	10,897	12,261
Add: Integration and transaction costs	140	—	350	964
Add: Exit costs, including restructuring costs	797	261	1,933	4,446

Non-GAAP Adjusted Operating Income	$24,079	$22,164	$48,313	$38,413

Non-GAAP Adjusted Operating Income Margin	9.2%	9.9%	9.3%	8.9%

Non-GAAP Adjusted Net Income
Set forth below is a reconciliation of our “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share.”

(unaudited, in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2,016	2,015

GAAP net (loss) income	$(1,915)	$9,349	$(2,748)	$517
Add: Stock-based compensation expense	18,379	17,089	33,545	32,963
Add: Amortization of capitalized stock-based compensation related to software development	1,334	835	2,530	1,768
Add: Amortization of purchased intangible assets	4,695	6,188	10,897	12,261
Add: Integration and transaction costs	140	—	350	964
Add: Exit costs, including restructuring costs	797	261	1,933	4,446
Less: Gain on sale of marketable securities	—	(21,071)	—	(21,071)

Sub-total of tax deductible items	25,345	3,302	49,255	31,331

Less: Tax impact of tax deductible items (1)	(10,138)	(1,321)	(19,702)	(12,532)
Add: Tax impact resulting from applying non-GAAP tax rate (2)	236	1,067	130	2,221

Non-GAAP Adjusted Net Income	$13,528	$12,397	$26,935	$21,537

Weighted average shares - diluted	39,271	39,340	39,153	39,338

Non-GAAP Adjusted Net Income per Diluted Share	$0.34	$0.32	$0.69	$0.55

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net loss to a non-GAAP tax rate of 40%. We used a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.

(unaudited, in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

GAAP net (loss) income per share - diluted	$(0.05)	$0.24	$(0.07)	$0.01
Add: Stock-based compensation expense	0.47	0.43	0.86	0.84
Add: Amortization of capitalized stock-based compensation related to software development	0.03	0.02	0.06	0.04
Add: Amortization of purchased intangible assets	0.12	0.16	0.28	0.31
Add: Integration and transaction costs	—	—	0.01	0.02
Add: Exit costs, including restructuring costs	0.02	0.01	0.05	0.11
Less: Gain on sale of marketable securities	—	(0.54)	—	(0.54)

Sub-total of tax deductible items	0.65	0.08	1.26	0.80

Less: Tax impact of tax deductible items (1)	(0.26)	(0.03)	(0.50)	(0.32)
Add: Tax impact resulting from applying non-GAAP tax rate (2)	0.01	0.03	—	0.06

Non-GAAP Adjusted Net Income per Diluted Share	$0.34	$0.32	$0.69	$0.55

Weighted average shares - diluted	39,271	39,340	39,153	39,338

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net loss to a non-GAAP tax rate of 40%. We used a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES FOR FISCAL YEAR 2016 GUIDANCE
(Unaudited, in millions, except per share amounts)
Please note that the figures presented below may not sum exactly due to rounding.
Non-GAAP Adjusted Gross Margin Guidance
Set forth below is a presentation of our “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin” guidance for fiscal year 2016, which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

	LOW	HIGH
	Fiscal Year Ending December 31, 2016
Total revenue	$1,085.0	$1,115.0
Direct operating expense	423.4	423.2
Total revenue less direct operating expense	$661.6	$691.7

Add: Stock-based compensation expense
allocated to direct operating expense	19.0	19.0
Add: Amortization of purchased intangible assets
allocated to direct operating expense	8.4	8.4

Non-GAAP Adjusted Gross Profit	$689.0	$719.2

Non-GAAP Adjusted Gross Margin	63.5%	64.5%
Non-GAAP Adjusted Operating Income Guidance
Set forth below is a reconciliation of our “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin” guidance for fiscal year 2016, which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

	LOW	HIGH
	Fiscal Year Ending December 31, 2016
Total revenue	$1,085.0	$1,115.0

GAAP net income	10.8	19.5
Add: Provision for income taxes	7.6	12.9
Add: Total other expense	5.3	6.4
GAAP operating income	$23.7	$38.8

GAAP operating income margin	2.2%	3.5%

Add: Stock-based compensation expense	69.4	69.4
Add: Amortization of capitalized stock-based compensation related to software development	6.8	6.8
Add: Amortization of purchased intangible assets	20.0	20.0

Non-GAAP Adjusted Operating Income	$120.0	$135.0

Non-GAAP Adjusted Operating Income Margin	11.1%	12.1%

Non-GAAP Adjusted Net Income Guidance
Set forth below is a reconciliation of our “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share” guidance for fiscal year 2016.

	LOW	HIGH
	Fiscal Year Ending December 31, 2016
GAAP net income	$10.8	$19.5
Add: Stock-based compensation expense	69.4	69.4
Add: Amortization of capitalized stock-based compensation related to software development	6.8	6.8
Add: Amortization of purchased intangible assets	20.0	20.0

Sub-total of tax deductible items	$96.2	$96.2

(Less): Tax impact of tax deductible items (1)	(38.5)	(38.5)
Add: Tax impact resulting from applying a normalized non-GAAP tax rate (2)	0.2	(0.1)

Non-GAAP Adjusted Net Income	$68.8	$77.2

Weighted average shares - diluted	41.7	41.7

Non-GAAP Adjusted Net Income per Diluted Share	$1.65	$1.85

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net income to a non-GAAP tax rate of 40%. For 2016, we are using non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.

	LOW	HIGH
	Fiscal Year Ending December 31, 2016
GAAP net income per share - diluted	$0.26	$0.47
Add: Stock-based compensation expense	1.66	1.66
Add: Amortization of capitalized stock-based compensation related to software development	0.16	0.16
Add: Amortization of purchased intangible assets	0.48	0.48

Sub-total of tax deductible items	$2.31	$2.31

(Less): Tax impact of tax deductible items (1)	(0.92)	(0.92)
Add: Tax impact resulting from applying a normalized non-GAAP tax rate (2)	0.01	—

Non-GAAP Adjusted Net Income per Diluted Share	$1.65	$1.85

Weighted average shares - diluted	41.7	41.7

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net income to a non-GAAP tax rate of 40%. For 2016, we are using a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of athenahealth and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.
Management defines “Non-GAAP Adjusted Gross Profit” as total revenue, less direct operating expense, plus (1) stock-based compensation expense allocated to direct operating expense, (2) amortization of purchased intangible assets allocated to direct operating expense, and (3) exit costs, including restructuring costs allocated to direct operating expense, and “Non-GAAP Adjusted Gross Margin” as Non-GAAP Adjusted Gross Profit as a percentage of total revenue. Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in our ability to generate income from ongoing business operations.
Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net loss before benefit from income taxes; total other expense (income); stock-based compensation expense; amortization of capitalized stock-based compensation related to software development; amortization of purchased intangible assets; integration and transaction costs; and exit costs, including restructuring costs; and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income” as the sum of GAAP net loss before stock-based compensation expense; amortization of capitalized stock-based compensation related to software development; amortization of purchased intangible assets; integration and transaction costs; exit costs, including restructuring costs; and gain on sale of marketable securities and any tax impact related to these preceding items; and an adjustment to the tax provision for the non-GAAP tax rate and “Non-GAAP Adjusted Net Income per Diluted Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

Management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•
Stock-based compensation expense and amortization of capitalized stock-based compensation related to software development — excluded because these are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

•
Amortization of purchased intangible assets — purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•
Integration and transaction costs — Integration costs are the severance payments and retention bonuses for certain employees related to specific transactions. Transaction costs are costs related to specific transactions. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•
Exit costs, including restructuring costs — represents costs related to workforce reductions and to terminate certain lease or other contract agreements for strategic realignment purposes. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are incurred.

•
Gain on sale of marketable securities — represents gain on sale of marketable securities. Management does not believe such gains accurately reflect the performance of our ongoing operations for the period in which such gains are reported.

•
Non-GAAP tax rate — We use a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.